Exhibit 99.1

CONSTELLATION BRANDS TO OUTLINE
STRATEGIC FOUNDATION FOR
CONTINUED GROWTH AT 2023 INVESTOR DAY

Beer Business Medium-Term ~7-9% Net Sales Growth and ~39-40% Operating Margins Outlook Unchanged
Wine & Spirits Business Now Expects Medium-Term ~1-3% Net Sales Growth and ~25-26% Operating Margins
Company Targeting Annual Low Double-Digit Diluted EPS Growth (Excluding Canopy EIE) Over Medium-Term
Expects Cumulative $15-17B Operating Cash Flow and $10-12B Free Cash Flow from Fiscal 2024 to Fiscal 2028
Capital Allocation Priorities Unchanged, Company Announces Additional $2B Share Repurchase Authorization

VICTOR, N.Y., Nov. 2, 2023 – Constellation Brands, Inc. (NYSE: STZ), a leading beverage alcohol company, will today reinforce its strategic foundation for continued growth at its Investor Day hosted at 2:00 p.m. EDT at the New York Stock Exchange in New York City. The event will provide investors, analysts, and other stakeholders with a comprehensive overview of the company's continued value creation opportunities supported by its strategic priorities.

“We remain extremely optimistic about the future outlook of our business and look forward to sharing our plans to continue to deliver shareholder value,” said Bill Newlands, Constellation Brands’ President and Chief Executive Officer. “We are confident in our ability to deliver sustained, strong profitable growth through our strategy, which remains focused on continuing to drive our iconic high-end portfolio, consumer-led innovation, disciplined capital allocation, and advancing our ESG commitments.”

“We are pleased to see Constellation Brands’ continued commitment to profitable growth, prudent capital allocation and enhanced governance,” said Marc Steinberg, Elliott Management Senior Portfolio Manager, and Michael Goldberg, Elliott Management Portfolio Manager. “As investors will see today, the Company’s strategy includes a double-digit earnings-per-share growth target supported by the Beer Business’ sustainable volume trajectory and a capital-allocation approach prioritizing organic investment and shareholder returns. We look forward to continuing to work with Bill and the team as they drive further shareholder value creation.”

During the event, members of Constellation Brands' executive and broader leadership teams will present insights into the company's leading performance and plans for ongoing success, including through:

Continuing to Deliver Best-in-Class Growth and Profitability from Beer Business
Constellation remains committed to delivering best-in-class ~7-9% annual net sales growth for its Beer Business over the medium term, mainly driven by strong volume growth due to continued high consumer demand for its brands. The company’s core beer brands continue to have significant momentum, with Modelo Especial becoming the #1 dollar sales beer brand in U.S. tracked channels, Corona Extra also holding a top five spot across the entire market, and Pacifico doubling in size since fiscal 2019 to a top 10 high-end brand. The company also expects its Beer Business to deliver operating margins of ~39-40% and achieve increased cash generated over the medium term. This will support, among other things, an optimized investment plan for brewing capacity expansions amounting to 18 million hectoliters from its fiscal year 2024 through fiscal year 2028. The revised expansion plans account for capacity additions from brewery efficiency and optimization initiatives, which will reduce previously anticipated capital expenditures by approximately $1 billion.

Driving Growth and Higher Profitability of Wine & Spirits Business
The company anticipates sequential improvement in the top-line and profitability of its Wine & Spirits Business, reaching ~1-3% net sales growth and ~25-26% operating margins over the medium term. Constellation’s Wine & Spirits portfolio underwent significant transformation over the last several years, doubling its number of fine wine and craft spirits brands since fiscal year 2019. Notable higher-end acquisitions, including Casa Noble, Meiomi, The Prisoner Wine Company, High West, and My Favorite Neighbor, have underpinned this transformation with further growth delivered through innovative varietal, betterment, and ready-to-drink cocktail extensions to these brands. The Wine & Spirits Business is also making progress broadening its avenues for growth by significantly increasing sales in direct-to-consumer channels and expanding share in international markets.

Targeting Low Double-Digit Diluted EPS Growth (Excluding Canopy EIE) and Incremental Cash Flows
Strong outlooks in both the Beer and Wine & Spirits Business give the company confidence to aim to deliver double-digit diluted EPS growth (excluding Canopy EIE) as part of its medium-term algorithm. In addition, the company anticipates a step-up in operating cash flow growth, which combined with optimized organic investments primarily focused on supporting incremental brewing capacity, are expected to enable the company to deliver between $10 and $12 billion in free cash flow from its fiscal year 2024 to fiscal year 2028.

Reinforced Capital Allocation Priorities, $2 Billion Increase in Share Repurchase Authorization
The company remains committed to maintaining a disciplined financial foundation while balancing investments and additional returns. Its capital allocation priorities, originally introduced in its fiscal year 2020, are being reinforced, including strengthening its balance sheet; delivering significant cash returns to shareholders; continuing to invest in organic growth opportunities, particularly in its Beer Business; and executing tuck-in acquisitions, primarily to close gaps in its Wine & Spirits portfolio in-line with prior successful transactions. Notably, the company’s Board recently authorized an incremental $2 billion in share repurchases.

ESG Progress Aligned with Business Objectives
Beginning in its fiscal year 2020, the company adopted an evolved approach to its environmental and social initiatives in an effort to more strategically align its ESG efforts to its business objectives. Constellation’s ESG focus areas include serving as good stewards of the environment and natural resources, enhancing social equity within its industry and communities, and promoting the responsible consumption of beverage alcohol. Progress made in these areas, including surpassing its original target of restoring 1.1 billion gallons of water withdrawals ahead of schedule, are detailed in the company’s 2023 ESG Impact Report.

Presentation materials and a live video webcast of the event will be made available through the company’s investor relations website at ir.cbrands.com under the News & Events section. When the presentation begins, financial information discussed in the presentation, and a reconciliation of reported GAAP financial measures with comparable and other non-GAAP financial measures, will also be available on the company’s investor relations website under the Financial History section. For anyone unable to participate in the webcast, a replay will be available on the company’s investor relations website through the close of business on May 2, 2024.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria;

our fine wine and craft spirits brands, including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford and Meiomi.

As an agriculture-based company, we have a long history of operating sustainably and responsibly. Our ESG strategy is embedded into our business and our work focuses on serving as good stewards of the environment, enhancing social equity within our industry and communities, and promoting responsible beverage alcohol consumption. These commitments ground our aspirations beyond driving the bottom line as we work to create a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on X, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy and objectives, strategic priorities, growth plans, innovation, new products, future operations, financial position and targets, including expected net sales, operating margins, diluted EPS growth, operating cash flow, free cash flow, capital expenditures, capital allocation priorities, amount, manner, and timing of share repurchases under share repurchase authorizations, continued value creation opportunities, organic investments, ESG initiatives and efforts, investor day activities, and future prospects, plans, and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur. All forward-looking statements speak only as of the date of this news release and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the accuracy of all projections and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2023 and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2023, which could cause actual future performance to differ from current expectations.

SUPPLEMENTAL FINANCIAL INFORMATION
The company discusses free cash flow, a non-GAAP measure, in this news release. Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for Fiscal 2024 to Fiscal 2028
(in millions)
Net cash provided by operating activities (GAAP)	$15,000.0	$17,000.0
Purchase of property, plant, and equipment	(5,000.0)	(5,000.0)
Free cash flow (Non-GAAP)	$10,000.0	$12,000.0

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Amy Martin	585-678-7141	amy.martin@cbrands.com	Joseph Suarez	773-551-4397	joseph.suarez@cbrands.com
Carissa Guzski	315-525-7362	carissa.guzski@cbrands.com	Snehal Shah	847-385-4940	snehal.shah@cbrands.com
			David Paccapaniccia	585-282-7227	david.paccapaniccia@cbrands.com